                                                            Rule 424(b)(2)
                                                            File No. 33-644

               PRICING SUPPLEMENT  NO.  54  DATED   September 15, 1997
                                       ----        -------------------

               (To Prospectus dated December 7, 1995 as supplemented
                  by Prospectus Supplement dated December 27, 1995)

                            MARSHALL & ILSLEY CORPORATION

                             Medium-Term Notes, Series D

                  Due from 9 months to 30 years from date of Issue

                                 Fixed Rate Notes

                                -------------------

Trade Date:           September 15, 1997  Issue Price:        99.650%
                      ------------------                    --------------
Original Issued Date: September 18, 1997  Principal Amount:  $250,000.00
                      ------------------                    --------------
                                          Interest Rate
Maturity Date:        September 18, 2000    Per Annum:        6.30%
                      ------------------                    --------------

Redemption:

            Check box opposite applicable paragraph.

                  [X]   The Notes cannot be redeemed prior to maturity

                  [ ]   The Notes may be redeemed prior to maturity

Terms of Redemption:


Additional Terms:
CUSIP - 57183HEY3